Exhibit 23-2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 33-76036, 33-99096, 333-35122 and 333-81916 on Form S-8 and Registration Statement No. 333-156967 on Form S-3 of our report dated March 14, 2008, relating to the 2007 and 2006 consolidated financial statements of Indiana Community Bancorp (formerly Home Federal Bancorp) and subsidiaries, appearing in this Annual Report on Form 10-K of Indiana Community Bancorp for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
March 9, 2009